UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 23, 2014
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On January 23, 2014, the Compensation and Management Development Committee (the “Committee”) of Rayonier Inc. (the “Company”) approved agreements (the “Transaction Bonus Agreements”) with each of the Company’s executive officers, including each named executive officer, in connection with the Company’s announcement of its intention to spin off its performance fibers business as a separate public company (the “Performance Fibers Company”). Assuming all conditions to payment are satisfied, the Transaction Bonus Agreements provide for the lump sum payment of the following transaction bonus amounts in cash to the Company’s named executive officers: $1,650,000 to Paul G. Boynton, the Company’s Chairman, President and Chief Executive Officer, $700,000 to Hans E. Vanden Noort, the Company’s Senior Vice President and Chief Financial Officer, and $580,000 to Jack M. Kriesel, the Company’s Senior Vice President, Performance Fibers.
To earn the transaction bonus, the executive must remain continuously employed with the Company or the Performance Fibers Company, as applicable, through an “eligibility period”, work diligently and in good faith through such period as determined in the sole discretion of the Committee and satisfy certain other conditions as specified in the agreement. The “eligibility period” is defined as the period beginning on the effective date of the Transaction Bonus Agreements through the date that is six months after the closing of the spinoff transaction or, if the spinoff transaction is abandoned, through December 31, 2014. The transaction bonus will also be earned if the executive’s employment is terminated without cause by the applicable employer before the end of the eligibility period and the executive otherwise satisfies the conditions specified in the Transaction Bonus Agreement.
The conditions to payment of the transaction bonus also will be deemed satisfied if a change in control, as defined in the applicable employer’s incentive stock plan, occurs with respect to the executive’s employer before the end of the eligibility period. However, for certain executives, including the named executive officers, if the executive becomes entitled to benefits under the Company’s Executive Severance Pay Plan or any similar plan of the Performance Fibers Company as a result of a change in control that occurs during the eligibility period or the six months immediately thereafter, those benefits will be reduced by the amount of any transaction bonus earned.
The foregoing summary of the Transaction Bonus Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Transaction Bonus Agreement, the form of which is attached to this Report as Exhibit 10.1 and which is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Transaction Bonus Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Senior Vice President and
Chief Financial Officer
January 29, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Form of Transaction Bonus Agreement	Filed herewith

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